EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation  of our report for the year ended June 30, 2006 appearing in this Annual Report for Source Direct Holdings, Inc. on Form 10-KSB for the year ended June 30, 2007.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

October 15, 2007